EXHIBIT  16



Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  29549

Dear  Sirs:

We have read the Section entitled "Changes in and Disagreements With Accountants on Accounting and Financial Disclosure" in the Prospectus of the Air Packaging Technologies, Inc. Form S-1 dated November 12, 1999 and are in agreement with the statements contained therein as they relate to us.

Very  Truly  Yours

/s/  Hein  +  Associates  LLP

Hein  +  Associates  LLP
Certified  Public  Accountants
Orange,  California
November  12,  1999